    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 2001


                                                      REGISTRATION NO. 333-36754
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------
                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.

             (Exact name of registrant as specified in its charter)

           DELAWARE                        6770                    13-4109611
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
Incorporation or Organization)  Classification Code Number)

                          245 FIFTH AVENUE--SUITE 1600
                            NEW YORK, NEW YORK 10016
                                 (212) 696-4282

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                          LAWRENCE BURSTEIN, PRESIDENT
                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          245 Fifth Avenue--Suite 1600
                            New York, New York 10016
                                 (212) 696-4282

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:

              IRA I. ROXLAND, ESQ.                              DAVID ALAN MILLER, ESQ.
              STEPHEN E. FOX, ESQ.                              BRUCE M. SCHLOSS, ESQ.
          SONNENSCHEIN NATH & ROSENTHAL                        GRAUBARD MOLLEN & MILLER
           1221 Avenue of the Americas                             600 Third Avenue
            New York, New York 10020                           New York, New York 10016
                 (212) 768-6700                                     (212) 818-8800
               Fax: (212) 768-6800                                Fax: (212) 818-8881

                           --------------------------

    Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, FEBRUARY 6, 2001


PROSPECTUS

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.

                                1,250,000 UNITS
                               ------------------

    This is an initial public offering of our securities. Each unit consists of:

    - one share of our common stock; and

    - one class A warrant.

    Each class A warrant entitles the holder to purchase at a price of $5.25 one share of our common stock and one class B warrant.

    Each class B warrant entitles the holder to purchase at a price of $7.50 one share of our common stock and one class C warrant.

    Each class C warrant entitles the holder to purchase at a price of $9.75 one share of our common stock.


    Each warrant will become exercisable on the later of the completion of a
business combination or            , 2002 [one year from the date of this
prospectus] and will expire on            , 2007 [six years from the date of
this prospectus] or earlier upon redemption.


    There is presently no public market for our units, common stock or warrants.

    We have granted the underwriters a 45-day option to purchase up to 187,500 additional units solely to cover any over-allotments, if any.

    INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                          PER UNIT     TOTAL
                                                          --------   ----------
Public offering price...................................   $6.00     $7,500,000
Underwriting discounts..................................   $0.42     $  525,000
Proceeds, before expenses, to us........................   $5.58     $6,975,000


    GBI Capital Partners Inc., on behalf of the underwriters, expects to deliver
our securities to purchasers on or about             , 2001.

                            ------------------------

GBI CAPITAL PARTNERS INC.                                   GKN SECURITIES CORP.


               THE DATE OF THIS PROSPECTUS IS             , 2001

                           STATE BLUE SKY INFORMATION


    We will only offer and sell the units in Delaware, the District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. Additionally, we believe that the units, upon completion of this offering, and the common stock and class A warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each such state and in Colorado, Illinois, Kentucky, Massachusetts, Pennsylvania, Tennessee, Washington and Wisconsin. Purchasers of such securities either in this offering or in any subsequent trading market which may develop must be residents of such states. We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market.


                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Prospectus Summary..........................................      1
Risk Factors................................................      7
Forward Looking Statements..................................     10
Use of Proceeds.............................................     11
Dilution....................................................     12
Capitalization..............................................     13
Dividend Policy.............................................     13
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     14
Proposed Business...........................................     15
Management..................................................     25
Principal Stockholders......................................     28
Certain Transactions........................................     30
Description of Securities...................................     32
Underwriting................................................     36
Legal Matters...............................................     38
Experts.....................................................     38
Where You Can Find Additional Information...................     39
Index to Financial Statements...............................    F-1

                               PROSPECTUS SUMMARY

    FOR A MORE COMPLETE UNDERSTANDING OF THIS OFFERING, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND THE FINANCIAL STATEMENTS. UNLESS WE TELL YOU OTHERWISE, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS WILL NOT EXERCISE THEIR OVER-ALLOTMENT OPTION AND GIVES EFFECT TO AN APPROXIMATELY 0.74-FOR-ONE REVERSE SPLIT OF OUR COMMON STOCK EFFECTUATED ON OCTOBER 17, 2000.

    We are a blank check company formed to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an as yet unidentified operating business which we believe has significant growth potential. We intend to focus our efforts in identifying a prospective target in the following industries:

    - internet and other new media products and services;

    - communications and entertainment; and

    - biotechnology.

    We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt in effecting a business combination. While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

    To date, our efforts have been limited to organizational activities. The implementation of our business plan is wholly contingent upon the successful sale of the units offered by this prospectus.

    We were organized under the laws of the State of Delaware on March 17, 2000. Our offices are located at 245 Fifth Avenue, Suite 1600, New York, New York 10016, and our telephone number is (212) 696-4282.

                                  THE OFFERING


Securities offered...........................  1,250,000 units, at $6.00 per unit, each unit consisting of:

                                               - one share of common stock; and

                                               - one class A warrant.

                                               The units may commence trading on the date of
                                               this prospectus. The common stock and class A
                                               warrants will begin to trade separately on
                                               the 90th day after the date of this
                                               prospectus unless GBI Capital Partners Inc.
                                               informs us of its decision to allow earlier
                                               separate trading. In no event, however, can
                                               the common stock and class A warrants be
                                               traded separately until we file with the SEC
                                               an audited balance sheet reflecting our
                                               receipt of the proceeds of this offering.

Common stock:

  Number outstanding prior to this
    offering.................................  551,491 shares

  Number to be outstanding after this
    offering.................................  1,801,491 shares

Class A Warrants:

  Number outstanding prior to this
    offering.................................  150,000 warrants

  Number to be outstanding after this
    offering.................................  1,400,000 warrants

  Securities underlying class A warrants.....  Each class A warrant is exercisable into one share of common stock and one class B
                                               warrant.

  Exercise price.............................  The initial exercise price of each class A warrant is $5.25.

  Exercise period............................  The class A warrants will become exercisable on the later of:

                                               - the completion of a business combination
                                               with a target business; or

                                               -       , 2002 [one year from the date of
                                               this prospectus],

                                               and will expire at 5:00 p.m., New York City
                                               time, on       , 2007 [six years from the
                                               date of this prospectus] or earlier upon
                                               redemption.

  Redemption.................................  We may redeem the outstanding class A warrants:

                                               - in whole and not in part;

                                               - at our option and with the consent of GBI
                                                 Capital Partners Inc.;

                                               - at a price of $.05 per class A warrant at
                                               any time after such warrants become
                                                 exercisable; and

                                               - upon a minimum of 30 days' prior written
                                                 notice.

                                               However, we will be unable to redeem the
                                               class A warrants unless the reported last
                                               sale price of our common stock equals or
                                               exceeds $8.50 per share for the 20
                                               consecutive trading days ending on the third
                                               business day prior to the notice of
                                               redemption.

Class B Warrants:

  Number to be outstanding after this          No class B warrants will be outstanding until
    offering.................................  the class A warrants are exercised.

  Securities underlying class B warrants.....  Each class B warrant will be exercisable into one share of common stock and one class C
                                               warrant.

  Exercise price.............................  The initial exercise price of each class B warrant is $7.50.

  Exercise period............................  The class B warrants will become exercisable on the later of:

                                               - the completion of a business combination
                                               with a target business; or

                                               -       , 2002 [one year from the date of
                                               this prospectus],

                                               and will expire at 5:00 p.m., New York City
                                               time, on       , 2007 [six years from the
                                               date of this prospectus] or earlier upon
                                               redemption.

  Redemption.................................  We may redeem the outstanding class B warrants;

                                               - in whole and not in part;

                                               - at our option and with the consent of GBI
                                                 Capital Partners Inc.;

                                               - at a price of $.05 per class B warrant at
                                               any time after such warrants become
                                                 exercisable; and

                                               - upon a minimum of 30 days' prior written
                                                 notice.

                                               However, we will be unable to redeem the
                                               class B warrants unless the reported last
                                               sale price of our common stock equals or
                                               exceeds $10.50 per share for the 20
                                               consecutive trading days ending on the third
                                               business day prior to the notice of
                                               redemption.

Class C Warrants:

  Number to be outstanding after this          No class C warrants will be outstanding until
    offering.................................  the class B warrants are exercised.

  Securities underlying class C warrants.....  Each class C warrant will be exercisable into one share of common stock.

  Exercise price.............................  The initial exercise price of each class C warrant is $9.75.

  Exercise period............................  The class C warrants will become exercisable on the later of:

                                               - the completion of a business combination
                                               with a target business; or

                                               -       , 2002 [one year from the date of
                                               this prospectus]

                                               and will expire at 5:00 p.m., New York City
                                               time, on       , 2007 [six years from the
                                               date of this prospectus] or earlier upon
                                               redemption.

  Redemption.................................  We may redeem the outstanding class C warrants:

                                               - in whole and not in part;

                                               - at our option and with the consent of GBI
                                                 Capital Partners Inc.;

                                               - at a price of $.05 per class C warrant at
                                               any time after such warrants become
                                                 exercisable; and

                                               - upon a minimum of 30 days' prior written
                                                 notice.

                                               However, we will be unable to redeem the
                                               class C warrants unless the reported last
                                               sale price of our common stock equals or
                                               exceeds $12.00 per share for the 20
                                               consecutive trading days ending on the third
                                               business day prior to the notice of
                                               redemption.

Proposed OTC Bulletin Board symbols for our:
  Units......................................  UETVU
  Common Stock...............................  UETV
  Class A Warrants...........................  UETVA

Offering proceeds to be held in trust........  $6,362,500 of the proceeds of this offering will be placed in a trust fund. Such proceeds
                                               will not be released until the earlier of the
                                               completion of a business combination or our
                                               liquidation.

Stockholder approval of business               We will seek stockholder approval before we
combination..................................  effect any business combination. We will not effect a business combination if:

                                               - stockholders purchasing shares in this
                                               offering, I.E., public stockholders, who own
                                                 at least a majority of the shares sold in
                                                 this offering, vote against the
                                                 transaction; or

                                               - public stockholders owning more than 20% of
                                                 the shares sold in this offering exercise
                                                 their conversion rights.

Conversion rights............................  Each public stockholder presented with the right to vote on a business combination may,
                                               if he votes no, demand that his stock be
                                               converted into his pro rata share of the
                                               trust fund if the business combination is
                                               approved and completed.

Liquidation if no business combination.......  We will dissolve and distribute to our public stockholders the amount in our trust fund
                                               plus any remaining net assets, if we do not
                                               effect a business combination within:

                                               - 24 months after the completion of this
                                               offering; or

                                               - 30 months after the completion of this
                                               offering if a letter of intent or definitive
                                                 agreement relating to a prospective
                                                 business combination was entered into prior
                                                 to the end of the 24 month period.

                                               However, we may determine to seek stockholder
                                               approval to continue our existence.

Purchase of securities by principals.........  Our officers and directors and their affiliates have agreed with the underwriters
                                               to purchase an aggregate of up to 19,000
                                               units in this offering and an aggregate of up
                                               to 424,000 class A warrants in the
                                               aftermarket.

                             SUMMARY FINANCIAL DATA

    The following table summarizes financial data for our business and should be read with our financial statements, which are included in this prospectus.


                                                           DECEMBER 31, 2000
                                                        -----------------------
                                                         ACTUAL     AS ADJUSTED
                                                        ---------   -----------
Balance Sheet Data:
  Total assets........................................  $ 257,787   $6,460,000
  Working capital (deficit)...........................   (258,582)   6,459,205
  Total liabilities...................................   (258,582)         795
  Value of common stock which may be converted into
    cash..............................................         --    1,271,864
  Stockholders' equity (deficit)......................       (795)   5,187,341


    The information presented in this table under the "As Adjusted" column gives effect to the sale of 1,250,000 units and our receipt of the net proceeds in this offering.

    If we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of public shares at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of public shares.

                                  RISK FACTORS

    AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED BELOW TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR UNITS.

    OUR HISTORICAL FINANCIAL STATEMENTS CONTAIN A GOING CONCERN QUALIFICATION THAT RAISES DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN

    Since we are a development stage enterprise with no significant operating results to date, our auditors have raised substantial doubt as to our ability to continue as a going concern. Such going concern qualification has not taken into consideration the completion of this offering.

    YOU WILL NOT BE ENTITLED TO PROTECTIONS, SUCH AS THE RETURN OF YOUR INVESTMENT AFTER 18 MONTHS UPON FAILURE TO EFFECT A BUSINESS COMBINATION, NORMALLY AFFORDED TO INVESTORS OF BLANK CHECK COMPANIES

    Since the net proceeds of this offering are intended to be used to effect a business combination with a target business that has not been identified, we may be deemed to be a blank check company. However, we are exempt from rules promulgated by the SEC to protect investors of blank check companies since we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering. These rules, among other things, prevent a blank check company from holding investors' funds for more than 18 months from the investment date upon failure to effect a business combination as opposed to this offering in which we generally may hold investors' funds for up to 30 months. Accordingly, investors will not be afforded the benefits or protections of such rules. See "Proposed Business--Comparison to Rule 419."

    WE WILL NOT GENERATE ANY REVENUE UNTIL, AT THE EARLIEST, THE COMPLETION OF A BUSINESS COMBINATION

    Our resources are limited to the proceeds we receive in this offering. We have had no revenues to date, nor will we achieve any revenues, other than interest income on the proceeds of this offering, until, at the earliest, the completion of a business combination. Moreover, we cannot assure you that any business we combine with, either at the time of or after the business combination, will derive any material revenues from its operations or operate on a profitable basis.

    IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MAY BE REQUIRED TO INSTITUTE BURDENSOME COMPLIANCE REQUIREMENTS AND OUR ACTIVITIES MAY BE RESTRICTED, WHICH MAY MAKE IT DIFFICULT FOR US TO EFFECT A BUSINESS COMBINATION

    In the event we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

    - restrictions on the nature of our investments; and

    - restrictions on the issuance of securities,

which may make it difficult for us to effect a business combination.

    In addition, we may have imposed upon us burdensome requirements, including:

    - registration as an investment company;

    - adoption of a specific form of corporate structure; and

    - reporting, recordkeeping, voting, proxy and disclosure requirements and other rules and regulations.

    Compliance with such additional regulatory burdens would require additional expense we have not allotted for such purposes.

    IF WE ARE FORCED TO LIQUIDATE PRIOR TO A BUSINESS COMBINATION, OUR PUBLIC STOCKHOLDERS WILL RECEIVE LESS THAN $6.00 PER SHARE UPON DISTRIBUTION OF THE TRUST FUND AND OUR REMAINING ASSETS

    In the event we liquidate our assets upon our inability to effect a business combination, the per-share liquidation distribution will be less than $6.00 as a consequence of the expenses of this offering and our anticipated costs incurred in seeking a business combination. Furthermore, there will be no distribution from the trust fund with respect to our outstanding warrants and, accordingly, the warrants will expire worthless in the event we liquidate prior to the completion of a business combination. See "Proposed Business--Effecting a Business Combination--Liquidation If No Business Combination."

    SINCE MANAGEMENT IS NOT REQUIRED TO ALLOCATE FULL TIME TO OUR BUSINESS, A CONFLICT OF INTEREST MAY RESULT IN THE ALLOCATION OF THEIR TIME, WHICH COULD CAUSE US A DELAY IN OR PREVENT US FROM EFFECTING A BUSINESS COMBINATION

    Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating management time between our operations and other businesses. Such conflict may cause a delay in or prevent us from effecting a business combination. See
"Management--Conflicts of Interest."

    SINCE WE HAVE NOT AS YET SELECTED A PARTICULAR INDUSTRY OR ANY TARGET BUSINESS WITH WHICH TO EFFECT A BUSINESS COMBINATION, WE ARE UNABLE TO ASCERTAIN THE MERITS OR RISKS OF THE INDUSTRY OR BUSINESS IN WHICH WE MAY ULTIMATELY OPERATE

    We have not selected any particular industry or any target business on which to concentrate our search for a business combination. Accordingly, there is no current basis for prospective investors to evaluate the possible merits or risks of the particular industry or the target business in which we may ultimately operate. We may be affected by numerous risks inherent to the business operations of any company with which we effect a business combination. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all such significant risk factors. See "Proposed Business--Effecting a Business Combination--The Industries We Will Target."

    IF MANAGEMENT OF A TARGET BUSINESS IS NOT QUALIFIED TO MANAGE SUCH COMPANY, IT COULD RESULT IN A MATERIAL ADVERSE EFFECT ON THE DEVELOPMENT AND GROWTH OF THE TARGET BUSINESS

    We cannot assure you that our assessment of the skills, qualifications or abilities of the management of a prospective target business will prove to be correct, especially in light of the possible inexperience of our officers and directors in evaluating many types of businesses. In addition, we cannot assure you that, despite a positive assessment by our management, the management of a prospective target business will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. If management of a target business is not qualified, it could result in a material adverse effect on the development and growth of the target business. See "Proposed Business--Effecting a Business Combination--Limited Ability to Evaluate the Target Business Management."

    OUR PROBABLE INABILITY TO EFFECT MORE THAN ONE BUSINESS COMBINATION MAY SUBJECT US TO ADVERSE ECONOMIC, COMPETITIVE AND REGULATORY DEVELOPMENTS, INCLUDING THE INABILITY TO DIVERSIFY OUR OPERATIONS OR BENEFIT FROM THE POSSIBLE SPREADING OF RISKS OR OFFSETTING OF LOSSES

    Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination and be unable to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. Accordingly, our prospects for success will be entirely dependent upon the future performance of a single business or product. See "Proposed Business--Effecting a Business Combination--Probable Lack of Business Diversification."

    WE MAY ISSUE SHARES OF OUR COMMON STOCK AND/OR PREFERRED STOCK TO EFFECT A BUSINESS COMBINATION, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS

    We may issue shares of our common stock or preferred stock, or a combination of common and preferred stock, to effect a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock may:

    - significantly reduce the equity interest of our stockholders;

    - possibly cause a change in control if a substantial number of our shares of common stock are issued which may affect, among other things, our ability to utilize our net operating loss carryforwards, if any;

    - adversely affect prevailing market prices for our common stock; and

    - impair our ability to raise additional capital through the sale of our equity securities.

Additionally, to the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of our warrants could increase our cost of the target business in terms of number of shares required to be issued.

    WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO EFFECT A BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE THE TRANSACTION OR ABANDON A PARTICULAR BUSINESS COMBINATION

    We may seek additional financing to complete a business combination or to fund the operations and growth of a target business, which may include assuming or refinancing the indebtedness of the target business. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to complete a particular business combination, we would, in all likelihood, be compelled to restructure the transaction or abandon that particular business combination and seek an alternative candidate. In addition, our failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

    OUR LOSS OF THE SERVICES OF LAWRENCE BURSTEIN WOULD MAKE IT DIFFICULT TO FIND A SUITABLE COMPANY FOR A BUSINESS COMBINATION, WHICH MAKES IT MORE LIKELY THAT WE WILL BE FORCED TO LIQUIDATE OUR TRUST FUND AND DISTRIBUTE TO OUR STOCKHOLDERS SOMETHING LESS THAN THE AMOUNT PAID FOR THE SECURITIES PURCHASED IN THIS OFFERING

    Our ability to successfully effect a business combination will be largely dependent upon the efforts of Lawrence Burstein, our president. We have not entered into an employment agreement with Mr. Burstein or obtained any "key man" life insurance on his life. The loss of Mr. Burstein's services could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business to effect a business combination.

    WE DO NOT HAVE ANY OPERATING HISTORY UPON WHICH YOU MAY EVALUATE OUR FUTURE PERFORMANCE

    As we have no history of operations, investors will be unable to assess our future performance in effecting a business combination. Our management's record of effecting business combinations while affiliated with other blank check companies may not be indicative of its success in effecting a business combination between us and a target company.

    OUR DIRECTORS MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR BUSINESS IS APPROPRIATE TO EFFECT A BUSINESS COMBINATION, WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS

    Each of our directors owns stock in our company, which will be held in escrow until we effect a business combination. Consequently, management's discretion in determining the fair market value of a target business and the suitability of a proposed combination may result in a conflict of interest when determining whether a particular target business is appropriate to effect a business combination. Such conflict may not be in the best interests of our stockholders. See "Management--Conflicts of Interest."


    WE INTEND TO HAVE OUR SECURITIES QUOTED ON THE OTC BULLETIN BOARD, WHICH MAY LIMIT THE LIQUIDITY AND PRICE OF OUR SECURITIES MORE THAN IF OUR SECURITIES WERE QUOTED OR LISTED ON THE NASDAQ STOCK MARKET OR A NATIONAL EXCHANGE



    Our securities will be traded in the over-the-counter market. We anticipate that they will be quoted on the OTC Bulletin Board, an NASD sponsored and operated inter-dealer automated quotation system for equity securities not included in The Nasdaq Stock Market, as well as in the NQB Pink Sheets. Quotation of our securities on the OTC Bulletin Board and/or the NQB Pink Sheets may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.


                           FORWARD LOOKING STATEMENTS

    This prospectus contains forward-looking statements and information relating to, among other things, our business strategy and anticipated business combination. We identify forward-looking statements in this prospectus using words such as the following and other similar statements:

"believes"             "intends"          "plans"            "expects"
"predicts"             "may"              "will"             "would"
"should"               "contemplates"     "anticipates"

    These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events as they relate to us, these statements involve risks, uncertainties and assumptions which may be significantly more adverse than the results or expectations discussed in the forward-looking statements.

                                USE OF PROCEEDS


    We estimate that the net proceeds from the sale of the units, after deducting offering expenses and underwriting discounts, will be approximately $6,460,000, or $7,472,500 if the underwriters' over-allotment option is exercised in full.


    We intend to allocate the net proceeds as follows:


    - $6,362,500, or $7,375,000 if the underwriters' over-allotment option is exercised in full, will be placed in a trust fund maintained by Bankers Trust Company, 4 Albany Street, New York, New York, as trustee. Such proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation.



    - The net proceeds not held in the trust fund, approximately $97,500, will be used for:


       - the performance of due diligence investigations of prospective acquisition candidates;

       - legal, accounting and other expenses attendant to such due diligence investigations and to structuring, negotiating and consummating a business combination;

       - legal and accounting fees relating to our obligation to file periodic reports, proxy statements and other informational material with the SEC; and

       - payment to Unity Venture Capital Associates Ltd. of a monthly fee of $5,000 for general and administrative expenses.

    To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.


    Unity Venture has advanced to us approximately $58,000 for payment of part of our expenses of this offering. Such advances will be repaid out of the gross proceeds of this offering.


    Proceeds of this offering not immediately required for the purposes set forth above will be invested in United States government securities or other high-quality, short-term interest-bearing investments, provided, however, that we will attempt to invest the net proceeds in a manner which does not result in us being deemed to be an investment company under the Investment Company Act. We believe that, in the event a business combination is not effected during the 24 month period from the date of the completion of this offering, unless extended to 30 months as discussed elsewhere in this prospectus, and to the extent that a significant portion of the net proceeds is not used in evaluating various prospective target businesses, the interest income derived from investment of the net proceeds during such period will be sufficient to defray continuing general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees.

    Our public stockholders will be entitled to receive funds from the trust fund only in the event of our liquidation or if they were to seek to convert their shares into cash upon a business combination which they voted against. Our public stockholders will not have any other right or interest in the trust fund.

                                    DILUTION

    The difference between the initial public offering price per share of our common stock, assuming no value is attributed to the class A warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our common stock.


    As of December 31, 2000, our net tangible book value was $(795), or $0.00 per share of common stock. After giving effect to the sale of 1,250,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated offering expenses, our pro forma net tangible book value at December 31, 2000 would have been $5,187,341, or $2.88 per share of common stock, representing an immediate increase in net tangible book value of $2.88 per share to existing stockholders and an immediate dilution of $3.12 per share, or 52.0%, to new investors. The following table illustrates this information as of December 31, 2000 with respect to dilution to new investors on a per-share basis, assuming no value is attributed to the class A warrants included in the units:



Public offering price per share of common stock.............              $6.00
  Net tangible book value before this offering..............   $0.00
  Increase attributable to new investors....................    2.88
                                                               -----
Pro forma net tangible book value after this offering(1)....               2.88
                                                                          -----
Dilution to new investors...................................              $3.12
                                                                          =====


------------------------

(1) This amount is not adjusted for $1,271,864 of the gross proceeds of this offering because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.


    The following table sets forth as of December 31, 2000 information with respect to our existing stockholders and new investors:


                                          SHARES PURCHASED        TOTAL CONSIDERATION
                                       ----------------------   ------------------------   AVERAGE PRICE
                                        AMOUNT     PERCENTAGE     AMOUNT      PERCENTAGE     PER SHARE
                                       ---------   ----------   -----------   ----------   -------------
Existing stockholders................    551,491       30.6%    $        75         --%       $ .0001
New investors........................  1,250,000       69.4%    $ 7,500,000      100.0%       $  6.00
                                       ---------      -----     -----------      -----
  Total..............................  1,801,491      100.0%    $ 7,500,075      100.0%
                                       =========      =====     ===========      =====

                                 CAPITALIZATION


    The following table sets forth our capitalization as of December 31, 2000 and as adjusted to give effect to the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units:



                                                              AS OF DECEMBER 31, 2000
                                                              ------------------------
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   ------------
Common stock, $.0001 par value, 0 and 249,875 shares which
  may be converted, at conversion value(1)..................    $  --     $ 1,271,864
                                                                =====     ===========
Stockholders' equity:
  Preferred stock, $.01 par value, 5,000 shares authorized;
    none issued.............................................    $  --     $        --
  Common stock, $.0001 par value, 20,000,000 shares
    authorized; 551,491 shares issued and outstanding;
    1,551,616 shares issued and outstanding (excluding
    249,875 shares which may be converted), as adjusted.....       55             155
  Additional paid-in capital................................       20       5,188,056
  Deficit accumulated during development stage..............     (870)           (870)
                                                                -----     -----------
    Total stockholders' equity (deficit)....................    $(795)    $ 5,187,341
                                                                =====     ===========


------------------------

(1) Reflects 19.99% of the shares of common stock sold in this offering that may be converted into cash if we effect a business combination and the holders of such shares exercise their conversion rights.

                                DIVIDEND POLICY

    We have never paid or declared dividends on our common stock and do not intend to declare any dividends prior to the completion of a business combination. Any decision to declare dividends subsequent to a business combination will be made by the board of directors of the company surviving the business combination.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    We were formed on March 17, 2000 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an as yet unidentified operating business which we believe has significant growth potential. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

    We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.


    We estimate that the net proceeds from the sale of the units, after deducting offering expenses and underwriting discounts, will be approximately $6,460,000, or $7,472,500 if the underwriters' over-allotment option is exercised in full. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. We will not acquire a target business unless its fair market value is at least 80% of our net assets at the time of the acquisition. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.



    We are obligated, commencing on the date of this prospectus, to pay to Unity Venture a monthly fee of $5,000 for general and administrative expenses. In addition, since March 31, 2000, approximately $58,000 has been advanced by Unity Venture, on a non-interest bearing basis, for payment on our behalf of offering expenses. We intend to repay such loan out of the proceeds of this offering.


    The report of independent public accountants on our financial statements includes an explanatory paragraph with respect to us being in the development stage, which raises substantial doubt about our ability to continue as a going concern.

                               PROPOSED BUSINESS

INTRODUCTION

    We were formed to serve as a vehicle for the acquisition of a target business which we believe has significant growth potential. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. Our efforts in identifying a prospective target business will be limited to the target industries listed below. While we may seek to effect business combinations with more than one target business, we will, in all likelihood, have the ability, as a result of our limited resources, to effect only a single business combination.

EFFECTING A BUSINESS COMBINATION

    IN GENERAL

    Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

    THE INDUSTRIES WE WILL TARGET

    We intend to focus our efforts in identifying a prospective target business in the following industries:

    - internet and other new media products and services;

    - communications and entertainment; and


    - biotechnology.


    To date, we have not selected any particular industry from the target industries or any target business on which to concentrate our search for a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

    SOURCES OF TARGET BUSINESSES

    We anticipate that various target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors and their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we pay a finder's fee or commission to our officers or directors or any entity with which they are affiliated for such service.

    SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS COMBINATION

    Except that a target business be within our required target industries, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

    - financial condition and results of operation;

    - growth potential;

    - experience and skill of management and availability of additional personnel;

    - capital requirements;

    - competitive position;

    - stage of development of the products, processes or services;

    - degree of current or potential market acceptance of the products, processes or services;

    - proprietary features and degree of intellectual property or other protection of the products, processes or services;

    - regulatory environment of the industry; and

    - costs associated with effecting the business combination.

These criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, our management anticipates that we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us.

    We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies' stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

    The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Mr. Burstein, our president and principal stockholder, intends to devote approximately 40% of his business time to our affairs and, accordingly, completion of a business combination may require a greater period of time than if he devoted his full time to our affairs. We do not have any full time employees who will be devoting 100% of his or her time to our affairs. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

    FAIR MARKET VALUE OF TARGET BUSINESS

    Although we intend to acquire 100% of the assets or capital stock of a target business, we will not acquire a target business unless the fair market value of such business is at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business does have sufficient fair market value.

    LIMITED ABILITY TO EVALUATE THE TARGET BUSINESS' MANAGEMENT

    Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of such management will prove to be correct, especially in light of the possible inexperience of our officers and directors in evaluating many types of businesses. In addition, we cannot assure you that such future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our directors will have significant experience or knowledge relating to the operations of the particular target business.

    We may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

    PROBABLE LACK OF BUSINESS DIVERSIFICATION

    While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, discussed above. Consequently, it is likely that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. In addition, by consummating a business combination with only a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, even with our capital investment in and management assistance, if any, to the target business, we cannot assure you that the target business will prove to be commercially viable. Prior to the completion of a business combination, we have no intention of either loaning any of the proceeds of this offering to any company or purchasing a minority equity interest in any company.

    OPPORTUNITY FOR STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

    We are under no obligation to provide information to our stockholders regarding the various potential target businesses being considered by our management. Consequently, our stockholders will neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us while selecting a potential business combination. As a result, investors in this offering will be entirely dependent on our management's judgment in selecting a target business.

    Prior to the completion of a business combination, however, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of such business.

    All of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the majority of all the other shares of common stock voted on any business combination. We will proceed with the business combination only if the public stockholders, who own at least a majority of the shares of common stock sold in this offering, vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

    CONVERSION RIGHTS

    At the time we seek stockholder approval of any business combination, we will offer each public stockholder, except those discussed below, the right to have such stockholder's shares of common stock converted to cash if such stockholder votes against the business combination and the business combination is approved and completed. The per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on such business combination, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the per-share conversion price would be $5.09, or $.91 less than the per-unit offering price of $6.00. There will be no distribution from the trust fund with respect to the warrants included in the units. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but such request will not be granted unless such stockholder votes against the business combination and the business combination is approved and completed. Any such request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect such conversion will be distributed promptly after completion of a business combination. Our existing stockholders will not have any conversion rights to the extent such shares of common stock owned by them were purchased immediately prior to this offering. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

    LIQUIDATION IF NO BUSINESS COMBINATION

    In the event that we do not complete a business combination within 24 months after the completion of this offering, or within 30 months if the extension criteria described below have been satisfied, and except as described below, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the per-share liquidation price would be $5.09, or $.91 less than the per-unit offering price of $6.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of the public stockholders. We cannot assure you that the per-share liquidation price will not be less than $5.09, plus interest, due to claims of creditors. There will be no distribution from the trust fund with respect to the warrants included in the units.

    If we enter into either a letter of intent, an agreement in principle or a definitive agreement to effectuate a business combination prior to the expiration of 24 months after the completion of this offering, but are unable to complete such business combination within such 24 month period, then we will have an additional six months in which to complete that business combination contemplated by such letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 30 month period from the completion of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our stockholders. Except as described below, we anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 24 month or 30 month period.

    Our stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if such stockholders seek to convert their respective shares into cash upon a business combination which such stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

    In the event we do not succeed in effecting a business combination within the period required, we may seek stockholder approval to continue in existence by amending our Certificate of Incorporation to provide for a new dissolution date. If we receive such stockholder approval, we intend to redeem all of our common stock held by public stockholders voting against such amendment, who shall receive in return their pro rata share of our total net proceeds.

PRIOR INVOLVEMENT OF PRINCIPALS IN BLANK CHECK COMPANIES

    All of our officers and directors have held similar positions in at least one other blank check company, each of which as of the date of this prospectus has both publicly sold its equity securities to finance a business combination with a target business and subsequently completed a business combination. Information with respect to each such blank check company, initial public offering and business combination is set forth below:

                                                                                         PERCENTAGE
                           DATE OF IPO             DATE OF                               OF TARGET
    NAME OF BLANK          (APPROXIMATE            BUSINESS          NAME AND NATURE      BUSINESS       TRADING MARKET
    CHECK COMPANY         NET PROCEEDS)          COMBINATION        OF TARGET BUSINESS    ACQUIRED      (TICKER SYMBOL)
---------------------  --------------------  --------------------  --------------------  ----------   --------------------
Unity First            November 1996         July 1999             GraphOn Corporation       44%      Nasdaq National
  Acquisition Corp.    ($7,500,000,                                develops, markets,                 Market (GOJO)
                       excluding                                   sells and supports
                       approximately                               server-based
                       $17,000,000 from                            software for the
                       subsequently                                enterprise computing
                       exercised IPO                               environment
                       warrants)

Trinity Americas Inc.  February 1994         March 1996            Brazil Fast Food          43%      Nasdaq SmallCap
                       ($9,000,000)                                Corp. owns and                     Market (BOBS)
                                                                   operates hamburger
                                                                   fast food
                                                                   restaurants in
                                                                   Brazil

Trinity Six Inc.       August 1993           May 1995              USCI Inc. develops        48%      OTC Bulletin Board
                       ($9,000,000, exclu-                         centralized                        (USCM). A subsidiary
                       ding approximately                          automated                          of USCI has filed
                       $25,000,000 from                            computer-based                     for bankruptcy
                       subsequently                                cellular telephone                 protection(1)
                       exercised IPO                               activation systems
                       warrants)

Trinity Capital        May 1992              November 1993         Alliance                  20%      The company has
  Opportunity Corp.    ($21,750,000)                               Entertainment Corp.                filed for bankruptcy
                                                                   distributed pre-                   protection(2)
                                                                   recorded music,
                                                                   accessories and
                                                                   entertainment
                                                                   related products

Trinity Capital        September 1991        August 1993           SubMicron Systems         37%      The company has
  Enterprise Corp.     ($9,000,000, exclu-                         Corporation                        filed for bankruptcy
                       ding approximately                          manufactured semi-                 protection(3)
                       $6,000,000 from                             conductor capital
                       subsequently                                equipment
                       exercised IPO
                       warrants)

Trinity Acquisition    August 1990           August 1991           T.H.Q., Inc. designs      50%      Nasdaq National
  Corp.                ($2,250,000, exclu-                         and markets                        Market (THQI)
                       ding approximately                          Nintendo, Sony and
                       $10,000,000 from                            Sega games
                       subsequently
                       exercised IPO
                       warrants)

RT Acquisition         September 1988        April 1990            Polyvision                20%      AMEX (PLI)
  Associates Inc.      ($1,525,000)                                Corporation
                                                                   manufactures and
                                                                   sells vision
                                                                   projection systems,
                                                                   architectural
                                                                   building panels,
                                                                   modular partitions
                                                                   and office products

RT Associates Inc.     April 1987            March 1988            Bloc Development          48%      NYSE (SYX)(4)
                       ($2,250,000)                                Corp. develops
                                                                   software

------------------------------

(1) A wholly-owned subsidiary of USCI Inc. filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code on October 29, 1999, approximately 4 years after the business combination. None of our officers and directors were affiliated with USCI at the time of its bankruptcy.

(2) Alliance Entertainment Corp. filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code on May 21, 1998, approximately 5 years after the business combination, and terminated its registration under the Exchange Act on August 20, 1998. None of our officers and directors were affiliated with Alliance at the time of its bankruptcy.

(3) SubMicron Systems filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code on September 1, 1999, approximately 6 years after the business combination. It completed the sale of substantially all of its assets by order of the bankruptcy court in October 1999 and is presently in liquidation.

(4) Bloc Development Corp., which changed its name to Tiger Direct Inc., was acquired by Global DirectMail Corp. in 1995. Global DirectMail changed its name to Systemax Inc. in 1999.

    We cannot assure you that we will be able to effect a business combination or that the type of business or the performance of the target business, if any, will be similar to that of these other blank check companies.

COMPETITION

    In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and/or other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business. Further, our obligation to seek stockholder approval of a business combination may delay the completion of a transaction; and our obligation to convert into cash shares of common stock held by our eligible stockholders as described under "--Effecting a Business Combination--Conversion Rights," may reduce the resources available to us for a business combination or for other corporate purposes. Either of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

    In the event that we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

FACILITIES

    We presently occupy approximately 500 square feet of office space in premises occupied by Unity Venture. The cost for such space is included in the $5,000 per-month fee Unity Venture charges us for general and administrative services. We believe, based upon rents and fees for similar services in the New York City metropolitan area, that the fee charged by Unity Venture is at least as favorable as we could have obtained from an unaffiliated person. We believe our facilities are adequate for our present purposes.

EMPLOYEES

    As of the date of this prospectus, we, in addition to our two officers, have one part-time employee who is employed in an administrative capacity.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

    We have registered our securities under the Exchange Act and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, we intend to furnish to our stockholders annual reports containing financial statements audited and reported on by our independent accountants.

    We will not acquire a target business if audited financial statements cannot be obtained for such target business. Additionally, our management will provide stockholders who acquired their shares of common stock subsequent to the date of this prospectus with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent such stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

COMPARISON TO RULE 419

    The following table compares and contrasts the terms of our offering and the terms of an offering under Rule 419 assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms under a Rule 419 offering will apply to this offering.


                                   TERMS OF OUR OFFERING      TERMS UNDER A RULE 419 OFFERING
                               -----------------------------  --------------------------------
ESCROW OF OFFERING
  PROCEEDS...................  $6,362,500 of the offering     $6,075,000 of the offering
                               proceeds will be deposited     proceeds would be required to be
                               into a trust fund maintained   deposited into either an escrow
                               by Bankers Trust Company.      account with an insured
                                                              depositary institution or in a
                                                              bank in a segregated trust
                                                              account established by a
                                                              registered broker-dealer.

INVESTMENT OF NET PROCEEDS...  Proceeds will be invested in   Proceeds could be invested only
                               U.S. government securities or  in specified securities such as
                               other high-quality, short      a money market fund meeting
                               term interest-bearing          conditions of the Investment
                               investments.                   Company Act of 1940 or in
                                                              securities that are direct
                                                              obligations of, or obligations
                                                              guaranteed as to principal or
                                                              interest by, the United States.

                                   TERMS OF OUR OFFERING      TERMS UNDER A RULE 419 OFFERING
                               -----------------------------  --------------------------------
TRADING OF SECURITIES
  ISSUED.....................  The units may commence         No trading of the units or the
                               trading immediately on the     underlying common stock and
                               date of this prospectus. The   warrants would be permitted
                               common stock and class A       until the completion of a
                               warrants comprising the units  business combination. During
                               will begin to trade            this period, the securities
                               separately on the 90th day     would be held in the escrow or
                               after the date of this         trust account.
                               prospectus unless GBI Capital
                               Partners Inc. informs us of
                               its decision to allow earlier
                               separate trading provided we
                               have filed with the SEC an
                               audited balance sheet
                               reflecting our receipt of the
                               proceeds of this offering.

EXERCISE OF THE WARRANTS.....  The warrants cannot be         The warrants could be exercised
                               exercised until the later of   prior to the completion of a
                               the completion of a business   business combination, but
                               combination or one year from   securities received and cash
                               the date of this prospectus.   paid in connection with the
                                                              exercise would be deposited in
                                                              the escrow or trust account.

FAIR MARKET VALUE OF TARGET
  BUSINESS...................  The target business must have  No similar requirement under
                               a fair market value of at      Rule 419. However, upon the
                               least 80% of our net assets    execution of an agreement to
                               at the time of acquisition,    acquire one or more businesses
                               which would equal $5,168,000   whose fair value represents at
                               upon completion of this        least $6,000,000, we would be
                               offering.                      required to file a
                                                              post-effective amendment to this
                                                              registration statement.

                                   TERMS OF OUR OFFERING      TERMS UNDER A RULE 419 OFFERING
                               -----------------------------  --------------------------------
ELECTION TO REMAIN AN
  INVESTOR...................  We will give our stockholders  A prospectus containing
                               the opportunity to vote on     information required by the SEC
                               the business combination. In   would be sent to each investor.
                               connection with seeking such   Each investor would be given the
                               stockholder approval, we will  opportunity to notify the
                               send each stockholder a proxy  company whether he or she elects
                               statement containing           to remain a stockholder of the
                               information required by the    company. Such notification would
                               SEC. A stockholder following   have to be in writing within a
                               the procedures described in    specified period. If the company
                               this prospectus is given the   has not received such
                               right to convert his or her    notification by the end of such
                               shares into his or her pro     period, funds and interest, if
                               rata share of the trust fund.  any, held in the trust or escrow
                               However, a stockholder who     account would be returned to
                               does not follow these          such stockholder.
                               procedures or a stockholder
                               who does not take any action
                               would not be entitled to the
                               return of any funds.

BUSINESS COMBINATION
  DEADLINE...................  A business combination must    If an acquisition has not been
                               occur within 24 months after   consummated within 18 months
                               the completion of this         after the effective date of the
                               offering or within 30 months   initial registration statement,
                               after the completion of this   funds held in the trust or
                               offering if a letter of        escrow account would be returned
                               intent or definitive           to investors.
                               agreement relating to a
                               prospective business
                               combination was entered into
                               prior to the end of the 24
                               month period. However, we can
                               seek stockholder approval to
                               continue our existence.

RELEASE OF FUNDS.............  The proceeds held in the       The proceeds held in the escrow
                               escrow account will not be     account would not be released
                               released until the earlier of  until the earlier of the
                               the completion of a business   completion of a business
                               combination or our             combination or the failure to
                               liquidation upon failure to    effect a business combination
                               effect a business combination  within the allotted time.
                               within the allotted time.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our current directors and officers are as follows:


NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Lawrence Burstein.........................     58      President, Treasurer and Director
John Cattier..............................     68      Director
Barry Ridings.............................     48      Director
Norman Leben..............................     41      Secretary and Director


    LAWRENCE BURSTEIN has served as our president and a director since our inception. Since March 1996, Mr. Burstein has been president and a principal stockholder of Unity Venture Capital Associates Ltd., a private investment banking concern. For approximately ten years prior to 1996, Mr. Burstein was the president, a director and principal stockholder of Trinity Capital Corporation, a private investment banking concern. Trinity ceased operations upon the formation of Unity Venture in 1996. Mr. Burstein is a director of:

    - T.H.Q., Inc., which develops and markets video games for Sony, Nintendo and Sega;

    - Brazil Fast Food Corporation, the owner and operator of the second largest fast food restaurant chain in Brazil;

    - CAS Medical Systems, Inc., which manufactures and markets blood pressure monitors and other disposable products principally for the neonatal market;


    - Gender Sciences, Inc., which principally manufactures and distributes nutritional supplements;


    - I.D. Systems, Inc., which designs, develops and produces a wireless monitoring and tracking system which uses radio frequency technology; and


    - Traffix, Inc., which is a direct marketing company that develops and operates Internet-based marketing companies.


Mr. Burstein received an L.L.B. from Columbia Law School.


    JOHN CATTIER has been a director since our inception. Since May 1996, Mr. Cattier has been a director and a shareholder of Unity Venture. Mr. Cattier has been an independent financial consultant since January 1985. From 1957 to December 1984, Mr. Cattier was associated with White Weld & Co. and with Credit Suisse White Weld, predecessor companies to Credit Suisse First Boston, investment bankers, in various capacities. Mr. Cattier was a stockholder of Trinity Capital Corporation prior to its cessation of operations in 1996.
Mr. Cattier is chairman of the board of directors of Heptagon Investments Limited, an investment company. Mr. Cattier received a B.A. from Yale University.


    BARRY RIDINGS has been a director since our inception. Since July 1999, Mr. Ridings has been a managing director of Lazard Freres, investment bankers. Previously and from March 1990, he was a managing director of Alex. Brown & Sons, investment bankers. From June 1986 to March 1990, Mr. Ridings was a managing director of Drexel Burnham Lambert, investment bankers. Mr. Ridings was a stockholder of Trinity Capital Corporation prior to its cessation of operations in 1996. Mr. Ridings is a director of:


    - Furr's Restaurant Group, a cafeteria restaurant chain;


    - Siem Industries, interests in oil, gas and shipping; and

    - New Valley Corp., formerly known as Western Union.

Mr. Ridings was also a director of SubMicron Systems Corporation, which manufactured semi-conductor capital equipment. SubMicron filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code and is currently in liquidation. Mr. Ridings received an M.B.A. from Cornell University.


    NORMAN LEBEN has been our secretary and a director since our inception. Mr. Leben is, and since 1988 has been, a partner of Dalessio, Millner & Leben LLP, certified public accountants. Prior to 1998 and from 1985, Mr. Leben was engaged in the acquisition, management, syndication and operation of real estate and other emerging marketing businesses. Prior to 1985, Mr. Leben was employed by Laventhol & Horwath, certified public accountants. Mr. Leben received a B.B.A. from George Washington University.


    All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no compensation for serving on our board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are elected annually by our board and serve at the discretion of our board. We have not, nor do we intend to, enter into employment agreements with any of our officers.

EXECUTIVE COMPENSATION


    No officer has received any cash compensation from us since inception for services rendered. Other than the $5,000 monthly administrative fee payable to Unity Venture commencing on the date of this prospectus and an aggregate of 150,000 class A warrants issued to our officers and directors as of December 31, 2000, no compensation of any kind, including finders and consulting fees, will be paid to any of our affiliated existing stockholders, for services rendered to us prior to or with respect to the business combination; provided, however, that such persons shall be entitled to receive, upon completion of the business combination, commissions for monies raised by them for us with respect to the business combination, at rates that are no less favorable to us than those which we would pay to unaffiliated third parties. In addition, our officers and directors will receive reimbursement for any out-of-pocket expenses incurred for activities on our behalf. There is no limit on the amount of such reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than our board, which includes two members who are officers and who may seek reimbursement.


STOCK OPTION PLAN

    Our 2000 Stock Option Plan was adopted by both our board of directors and a majority in interest of our stockholders on March 20, 2000. The plan provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section. The total number of shares of common stock reserved for issuance under the plan is 255,000. Options to purchase shares may be granted under the plan to persons who, in the case of incentive stock options, are our employees, including officers, or, in the case of nonstatutory stock options, are our employees, including officers, or non-employee directors.

    The plan provides for its administration by our board or a committee chosen by the board, which has discretionary authority, subject to restrictions contained in the plan and in the tax code, to determine the number of incentive stock options and nonstatutory stock options granted and the individuals to whom, the times at which and the exercise price for which options will be granted.

    The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value determined at the date of the option grant, of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year, shall not exceed $100,000.

    No options may be granted under the plan prior to the completion of a business combination.

CONFLICTS OF INTEREST

    Potential investors should be aware of the following potential conflicts of interest:

    - None of our officers and directors are required to commit their full time to our affairs and, accordingly, such persons may have conflicts of interest in allocating management time among various business activities.

    - In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

    - Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

    - Messrs. Burstein, Leben and Cattier are each directors and, together with Mr. Ridings, shareholders of Unity Venture, which is engaged principally in making investments in privately held companies.

    - Since each of our directors owns shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination, as it has significant discretion in determining the fair market value of a target business and whether a target business is suitable for a proposed business combination.

    In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities meeting the below-listed criteria to such corporation. Under Delaware law, officers and directors generally are required to bring business opportunities to the attention of such corporation if:

    - such corporation could financially undertake the opportunity;

    - the opportunity is within the corporation's line of business; and

    - it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of such corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

    In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Messrs. Burstein, Leben, Ridings and Cattier have agreed in principle to present to us for our consideration, prior to presentation to any other entity, any business opportunity which, under Delaware law, may reasonably be required to be presented to us, until the earlier of a business combination or our liquidation. To further minimize potential conflicts of interest, we are restricted from pursuing any transactions with entities affiliated with any of our officers or directors without the prior approval of a majority of our disinterested directors.

    All of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock in accordance with the vote of the majority in interest of our other stockholders upon any stockholder vote relating to approval of a business combination. In addition, such stockholders have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by such persons prior to this offering.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2000 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:


    - each person known by us to be the owner of more than 5% of the outstanding shares of common stock;

    - each of our officers and directors; and

    - all our officers and directors as a group.

    The definition of beneficial ownership includes securities which may be acquired by a person within 60 days from the date on which beneficial ownership is to be determined upon the exercise of options, warrants or convertible securities. None of the persons named in the table own any options, warrants, or convertible securities, except each of such persons owns class A warrants. The table does not include shares issuable upon exercise of class A warrants since such warrants are not exercisable until the completion of a business combination.

    Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                                        AMOUNT AND
                                                                                        PERCENTAGE
                                                                                   OF OUTSTANDING SHARES
                                                                                  -----------------------
                                                       AMOUNT OF BENEFICIAL        BEFORE         AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNERSHIP             OFFERING       OFFERING
------------------------------------                   --------------------       --------       --------
Lawrence Burstein....................................        181,711(1)             32.9%          10.1%
  Unity Emerging Technology Venture One Ltd.
  245 Fifth Avenue--Suite 1600
  New York, New York 10016

John Cattier.........................................        150,687(1)(2)          27.3%           8.4%
  Forestal El Taruman
  Km 51 Ruta #15
  Rocha, Uruguay

Norman Leben.........................................         67,557(1)             12.2%           3.8%
  Unity Emerging Technology Venture One Ltd.
  245 Fifth Avenue--Suite 1600
  New York, New York 10016

Barry Ridings........................................          4,964                   *              *
  16 Erwin Park
  Montclair, New Jersey 07902

All officers and directors as a group (4 persons)....        294,623(1)(2)          53.4%          16.4%(3)

------------------------

 *  Less than 1%

(1) Includes 55,148 shares of common stock owned by Unity Venture, over which shares Messrs. Burstein, Leben and Cattier share voting and investment power.

(2) Includes 62,041 shares held by Heptagon Investments Ltd. and 1,236 shares held by an affiliate of Heptagon. Mr. Cattier is chairman of Heptagon's board of directors and exercises voting and dispositive control over approximately 12.4% of Heptagon's shares of capital stock. Mr. Cattier disclaims any voting or dispositive power over the shares of Unity Emerging's common stock that are held by Heptagon and its affiliate. Also includes 32,262 shares owned by Cricket Services Ltd., over which shares Mr. Cattier exercises voting and dispositive control. Both Heptagon and Cricket are private investment companies.


(3) Such officers and directors and their affiliates, collectively, have agreed to purchase up to 19,000 units in this offering. If 19,000 units are purchased, the aggregate holdings of such persons will increase to 313,623 shares, or 17.4% of the outstanding shares of common stock upon completion of this offering.


    The shares of our common stock and warrants owned prior to the date of this prospectus by:

    - all of our executive officers and directors and their affiliates; and

    - all persons owning 5% or more of our currently outstanding shares of common stock,

representing in the aggregate approximately 53% of the outstanding common stock and all of the outstanding warrants immediately prior to this offering, will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earlier of:

    - six months following the completion of a business combination; or

    - our liquidation.

    During the escrow period, such persons will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote such shares of common stock. All other existing stockholders have agreed not to sell their respective shares of common stock until the completion of a business combination. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by such existing stockholders prior to the date of this prospectus.


    Our executive officers and directors and their affiliates, collectively, have agreed to purchase an aggregate of up to 19,000 units in this offering. If 19,000 units are purchased, the aggregate holdings of our directors and officers will increase to 313,623 shares, or 17.4% of the outstanding shares of common stock upon completion of this offering. These 19,000 units may not be sold until the earlier of six months following the completion of a business combination or our liquidation. If we are liquidated, the executive officers, directors and their affiliates who purchase the 19,000 units will receive a portion of such liquidation proceeds with respect to the common stock which forms a part of such 19,000 units. Furthermore, our executive officers and directors and their affiliates, collectively, have agreed to purchase within the first ten days after separate trading of the class A warrants has commenced, an aggregate of up to 424,000 class A warrants in the aftermarket.


    Messrs. Burstein, Leben and Cattier, as well as Unity Venture, may be deemed to be "parents" and "promoters" of the Company, as such terms are defined under the Federal securities laws.


    Upon completion of this offering, our existing stockholders, which includes our officers and directors, collectively, will beneficially own approximately 31.7% of the then issued and outstanding shares of our common stock taking into account the 19,000 units that our directors and officers and their affiliates have agreed to purchase in this offering. These stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

                              CERTAIN TRANSACTIONS

    On March 20, 2000, we issued an aggregate of 294,623 shares of common stock at a purchase price of $.0001 per share, to the following persons:

                                   NUMBER
NAME                              OF SHARES          RELATIONSHIP TO US
----                              ---------   --------------------------------
Lawrence Burstein...............   126,563    Our president, treasurer and one
                                              of our directors.
Heptagon Investments Ltd. and
  affiliate.....................    63,277    An entity in which John Cattier,
                                              one of our directors, owns an
                                              equity interest.
Unity Venture Capital Associates
  Ltd. .........................    55,148    An affiliate of Messrs.
                                              Burstein, Leben and Cattier.
Cricket Services Ltd............    32,262    An affiliate of Mr. Cattier.
Norman Leben....................    12,409    Our secretary and one of our
                                              directors.
Barry Ridings...................     4,964    One of our directors.

    On March 20, 2000, we issued class A warrants to purchase an aggregate of 200,000 shares of common stock to our directors. As of September 30, 2000, such warrants were cancelled and class A warrants to purchase 150,000 shares of common stock were issued to the following directors after giving effect to the reverse split of our common stock:

                                                                 NUMBER OF
                                                              SHARES OF COMMON
                                                              STOCK UNDERLYING
NAME                                                          CLASS A WARRANTS
----                                                          ----------------
John Cattier................................................       44,375
Norman Leben................................................       44,375
Lawrence Burstein...........................................       44,375
Barry Ridings...............................................       16,875

These warrants were issued in consideration for future services to be rendered by such persons on our behalf. Such class A warrants and the common stock and warrants underlying such class A warrants have been registered under the registration statement of which this prospectus forms a part. Such class A warrants are identical to the warrants offered in this offering but are not redeemable by us.


    Our executive officers and directors and their affiliates, collectively, have agreed to purchase an aggregate of up to 19,000 units in this offering at the initial offering price set forth on the cover page of this prospectus. Furthermore, our executive officers and directors and their affiliates, collectively, have agreed to purchase within the first ten days after separate trading of the class A warrants has commenced, an aggregate of up to 424,000 class A warrants in the aftermarket.


    We are obligated to pay Unity Venture, commencing on the date of this prospectus, a monthly fee of $5,000 for general and administrative services under an agreement which may be canceled by us upon 30 days' prior written notice. Such fee includes the use of approximately 500 square feet of office space in premises occupied by Unity Venture. Dalessio, Millner & Leben, an accounting firm which is an affiliate of Mr. Leben, affords Unity Venture the use of such space at a monthly rental of $2,000. Messrs. Burstein, Leben and Cattier are each directors and, together with Mr. Ridings, shareholders of Unity Venture.

    Unity Venture has made advances aggregating approximately $58,000 to us as of the date of this prospectus to cover expenses related to this offering. We intend to repay these loans from the proceeds of this offering.


    Dalessio, Millner & Leben has performed bookkeeping, tax and accounting services for some of the blank check companies of which one or more of our directors have been directors and shareholders, from their dates of inceptions through the completion of their respective business combinations, and is expected to perform similar services for us at an aggregate cost of approximately $12,000 per annum. Dalessio, Millner & Leben may also be paid to engage in financial due diligence activities for us with respect to our evaluation of prospective target companies for a business combination.

    Other than the $5,000 monthly administrative fee and the class A warrants described above, no compensation of any kind, including finders and consulting fees, will be paid to any of our existing stockholders or any affiliate of such stockholders, for services rendered to us prior to or with respect to the business combination; provided, however, that such persons shall be entitled to receive, upon completion of the business combination, commissions for monies raised by them for us with respect to the business combination, at rates that are no less favorable to us than those which we would pay to unaffiliated third parties.

    All ongoing transactions between us and any of our officers and directors or their respective affiliates, as well as any future transactions, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.

                           DESCRIPTION OF SECURITIES

GENERAL

    We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 5,000 shares of preferred stock, par value $.01. As of the date of this prospectus, 551,491 shares of common stock are outstanding, held of record by 32 persons. No shares of preferred stock are currently outstanding.

UNITS

    Each unit consists of one share of common stock and one class A warrant. Each class A warrant entitles the holder to purchase one share of common stock and one class B warrant. The common stock and class A warrants will begin to trade separately on the 90th day after the date of this prospectus unless GBI Capital Partners Inc. informs us of its decision to allow earlier separate trading, provided that in no event can the common stock and class A warrants be traded separately until we file with the SEC an audited balance sheet reflecting our receipt of the proceeds of this offering.

COMMON STOCK

    Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders, except as noted in the next sentence, are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Upon our failure to effect our initial business combination, our existing stockholders have agreed to waive their rights to share in any such distribution with respect to common stock owned prior to the offering. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are, and the shares of common stock included in the units, when issued and paid for as set forth in this prospectus, will be, fully paid and nonassessable.

PREFERRED STOCK

    Our certificate of incorporation authorizes the issuance of 5,000 shares of a blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of such shares to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

    Each class A warrant entitles the registered holder to purchase one share of our common stock and one class B warrant at a price of $5.25, subject to adjustment as discussed below, at any time commencing on the later of:

    - the completion of a business combination; or

    - one year from the date of this prospectus,

and ending at 5:00 p.m., New York City time, six years from the date of this prospectus, at which time the class A warrants will expire.

    Each class B warrant, if and when issued, entitles the registered holder to purchase one share of our common stock and one class C warrant at a price of $7.50, subject to adjustment as discussed below, at any time commencing on the later of:

    - the completion of a business combination; or

    - one year from the date of this prospectus,

and ending at 5:00 p.m., New York City time, six years from the date of this prospectus, at which time the class B warrants will expire.

    Each class C warrant, if and when issued, entitles the registered holder to purchase one share of our common stock at a price of $9.75 per share, subject to adjustment as described below, at any time commencing on the later of:

    - the completion of a business combination; or

    - one year from the date of this prospectus,

and ending at 5:00 p.m., New York City time, six years from the date of this prospectus, at which time the class C warrants will expire.

    We may call the class A warrants, the class B warrants and the class C warrants for redemption, each as a class, in whole and not in part, at our option and with the prior consent of GBI Capital Partners Inc., at a price of $.05 per warrant at any time after the warrants become exercisable upon not less than 30 days' prior written notice, provided that the reported last sale price of the common stock equals or exceeds $8.50 per share with respect to the class A warrants, $10.50 per share with respect to the class B warrants, and $12.00 per share with respect to the class C warrants, for the 20 consecutive trading days ending on the third business day prior to the notice of redemption to warrantholders. The warrantholders shall have exercise rights until the close of business on the date fixed for redemption.

    The warrants will be issued in registered form under a warrant agreement between us and American Stock Transfer & Trust Company, as warrant agent. Reference is made to said warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

    The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

    We have the right, in our sole discretion, to decrease the exercise price of the warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrantholders. In addition, we have the right, in our sole discretion, to extend the expiration date of the warrants on five business days' prior written notice to the warrantholders.

    The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock.

    No warrants will be exercisable unless at the time of exercise the prospectus relating to the securities issuable upon exercise of such warrants is current and such securities have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such warrants. We have agreed to meet these conditions and to maintain a current prospectus relating to securities issuable upon exercise of the warrants until the expiration of the warrants, under the terms of the warrant agreement. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the securities issuable upon the exercise of the warrants is not current or if such securities are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

    No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, we will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

DIVIDENDS

    We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

    The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

SHARES ELIGIBLE FOR FUTURE SALE

    GENERAL

    Upon the completion of this offering, we will have 1,801,491 shares of common stock outstanding, or 1,988,991 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 1,250,000 shares sold in this offering, or 1,437,500 shares in the event of the exercise of the over-allotment option, will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates. All of the remaining 551,491 shares are restricted securities under Rule 144, in that such shares were issued in private transactions not involving a public offering. None of such shares will be eligible for sale under Rule 144 prior to March 20, 2001. Notwithstanding this:

    - our affiliated existing stockholders have agreed not to sell their respective shares of common stock acquired prior to the date of this prospectus prior to six months following the completion of a business combination; and

    - our non-affiliated existing stockholders have agreed not to sell their respective shares of common stock acquired prior to the date of this prospectus prior to the occurrence of a business combination.

    An additional 150,000 shares of common stock, which have been registered under the registration statement of which this prospectus forms a part, are issuable upon the exercise of the class A warrants issued to Messrs. Burstein, Leben, Cattier and Ridings. Such warrants are identical to the warrants offered in this offering but are not redeemable by us. The holders have agreed not to sell the shares underlying these warrants prior to six months following the completion of a business combination.

    RULE 144

    In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

    - 1% of the number of shares of common stock then outstanding, which will equal 18,015 shares immediately after this offering; and

    - the average weekly trading volume of the common stock on The Nasdaq Stock Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

    Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

    RULE 144(k)

    Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                                  UNDERWRITING

    In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which GBI Capital Partners Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

UNDERWRITERS                                                  NUMBER OF UNITS
------------                                                  ---------------
GBI Capital Partners Inc....................................
GKN Securities Corp.........................................

                                                                 ---------
        Total...............................................     1,250,000
                                                                 =========

    A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

    We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers who are members of the NASD, and some foreign dealers, concessions not in excess of $ per unit and such dealers may reallow a concession not in excess of $ per unit to other dealers who are members of the NASD and to some foreign dealers. Upon completion of this offering, the offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the representative. We have been informed by the representative that it does not expect discretionary sales by the underwriters to exceed 5% of the units offered by this prospectus.

    We have agreed to pay to the representative an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the units offered in this offering. We paid an advance on this allowance in the amount of $25,000.

    We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 187,500 additional units for the sole purpose of covering over-allotments, if any. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

    We have granted GBI Capital Partners Inc. for a period of three years from the date of this prospectus the right to have its designee present at all meetings of our board of directors. Such designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. GBI Capital Partners Inc. has not named such designee as of the date of this prospectus.

    We have agreed to sell to the representative, for nominal consideration, an option to purchase up to an aggregate of 125,000 units. The units issuable upon exercise of the unit purchase option are identical to those offered by this prospectus except that the warrants contained in the unit purchase option expire five years from the date of this prospectus. The unit purchase option is exercisable initially at $6.60 per unit commencing on the later of the completion of a business combination with a target business or one year from the date of this prospectus and expiring five years from the date of this prospectus. The unit purchase option may not be transferred, sold, assigned or hypothecated during the one-year period following the date of this prospectus, except to underwriters and selected dealers and to officers and partners of the underwriters or the selected dealers. The unit purchase option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the unit purchase option. The exercise price and number of units issuable upon exercise of the unit purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the unit purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

    We have engaged GBI Capital Partners Inc., on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay GBI Capital Partners Inc. for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, such services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for us securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to GBI Capital Partners Inc. upon the exercise of the warrants if:

    - the market price of the underlying shares of common stock is lower than the exercise price;

    - the holder of the warrants has not confirmed in writing that the underwriters solicited such exercise;

    - the warrants are held in a discretionary account;

    - the warrants are exercised in an unsolicited transaction; or

    - the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

    Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

    - STABILIZING TRANSACTIONS. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

    - OVER-ALLOTMENTS AND SYNDICATE COVERAGE TRANSACTIONS. The underwriters may create a short position in the shares by selling more shares than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing shares in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

    - PENALTY BIDS. If the representative purchases shares in the open market in a stabilizing transaction or syndicate coverage transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

    Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

    Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

    Before this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives, and is based upon our financial and operating history and condition, our prospects for the industry we are in and prevailing market conditions.


    Our executive officers and directors and their affiliates have agreed with the representative that such officers, directors and affiliates, collectively, will purchase an aggregate of up to 19,000 units in this offering. Furthermore, our executive officers and directors and their affiliates have agreed with the representative that such officers, directors and affiliates, collectively, will purchase within the first ten days after separate trading of the class A warrants has commenced, an aggregate of up to 424,000 class A warrants in the aftermarket. Such purchases will be made to demonstrate the confidence held by our executive officers and directors of our ultimate ability to effect a business combination.


    Although they are not obligated to do so, the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. We are not under any contractual obligation to engage the underwriters to provide any services for us after completion of this offering, but if we do, we may pay the underwriters a finder's fee or other compensation.


    We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.


                                 LEGAL MATTERS

    The validity of the securities offered in this prospectus are being passed upon for us by Sonnenschein Nath & Rosenthal, New York, New York. Graubard Mollen & Miller, New York, New York, is acting as counsel for the underwriters in this offering. A member of Sonnenschein beneficially owns 4,964 shares of our common stock.

                                    EXPERTS

    The financial statements included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect to such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at:

    Room 1024, Judiciary Plaza,
    450 Fifth Street, N.W.,
    Washington, D.C. 20549-1004,

and at the SEC regional offices located at:

    7 World Trade Center,
    Suite 1300,
    New York, New York 10048,

and

    Northwest Atrium Center,
    500 West Madison Street, 14th Floor,
    Chicago, Illinois 60661.

    The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                                     INDEX


                                                                 PAGE
                                                              ----------
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS....................     F-2

FINANCIAL STATEMENTS:
  Balance Sheet as of December 31, 2000.....................     F-3
  Statement of Operations for the Period from March 17, 2000
    (Date of Inception) through December 31, 2000...........     F-4
  Statement of Changes in Shareholders' Equity (Deficit) for
    the Period from March 17, 2000 (Date of Inception)
    through December 31, 2000...............................     F-5
  Statement of Cash Flows for the Period from March 17, 2000
    (Date of Inception) through December 31, 2000...........     F-6

NOTES TO FINANCIAL STATEMENTS...............................  F-7 - F-12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Unity Emerging Technology Venture One Ltd.:


    We have audited the accompanying balance sheet of Unity Emerging Technology Venture One Ltd. (a Delaware corporation in the development stage) as of December 31, 2000, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the period from inception (March 17, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unity Emerging Technology Venture One Ltd. as of December 31, 2000, and the results of its operations and its cash flows for the period from inception (March 17, 2000) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.


    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage enterprise with no significant operating results to date. The factors discussed in Note 1 to the financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ARTHUR ANDERSEN LLP


New York, New York
February 2, 2001

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

                                 BALANCE SHEET


                               DECEMBER 31, 2000



                                ASSETS

CURRENT ASSETS:
  Cash......................................................  $     --
                                                              --------
    Total current assets....................................        --
DEFERRED REGISTRATION COSTS.................................   257,787
                                                              --------
    Total assets............................................  $257,787
                                                              ========

            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accrued expenses..........................................  $200,620
  Advances from affiliate...................................    57,962
                                                              --------
    Total current liabilities...............................   258,582
                                                              --------

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.01 par value, 5,000 shares authorized,
    no shares issued........................................        --
  Common stock, $.0001 par value, 20,000,000 shares
    authorized, 551,491 shares issued and outstanding.......        55
  Additional paid-in capital................................        20
  Deficit accumulated during the development stage..........      (870)
                                                              --------
    Total shareholders' equity (deficit)....................      (795)
                                                              --------
    Total liabilities and shareholders' equity (deficit)....  $257,787
                                                              ========


       The accompanying notes are an integral part of this balance sheet.

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENT OF OPERATIONS


             FOR THE PERIOD FROM MARCH 17, 2000 (DATE OF INCEPTION)
                           THROUGH DECEMBER 31, 2000



REVENUES....................................................  $     --
                                                              --------

EXPENSES:...................................................
  General and administrative................................       870
                                                              --------
    Total expenses..........................................       870
                                                              --------
    Net loss................................................  $   (870)
                                                              ========

NET LOSS PER COMMON SHARE--BASIC AND DILUTED................  $     --
                                                              ========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING--BASIC
  AND DILUTED...............................................   551,491
                                                              ========


         The accompanying notes are an integral part of this statement.

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)


             FOR THE PERIOD FROM MARCH 17, 2000 (DATE OF INCEPTION)
                           THROUGH DECEMBER 31, 2000



                                                                                     DEFICIT
                                                                                   ACCUMULATED
                                                   COMMON STOCK       ADDITIONAL   DURING THE
                                               --------------------    PAID-IN     DEVELOPMENT
                                                SHARE     PAR VALUE    CAPITAL        STAGE       TOTAL
                                               --------   ---------   ----------   -----------   --------
Issuance of stock to original founders for
  cash at par value..........................  551,491       $55        $   20        $   --      $  75

Net loss for the period from March 17, 2000
  (date of inception) through December 31,
  2000.......................................       --        --            --          (870)      (870)
                                               -------       ---        ------        ------      -----

BALANCE, December 31, 2000...................  551,491       $55        $   20        $ (870)     $(795)
                                               =======       ===        ======        ======      =====


         The accompanying notes are an integral part of this statement.

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENT OF CASH FLOWS


             FOR THE PERIOD FROM MARCH 17, 2000 (DATE OF INCEPTION)
                           THROUGH DECEMBER 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $    (870)
                                                              ---------
    Net cash used in operating activities...................       (870)
                                                              ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................         75
  Advances from affiliates..................................     57,962
  Deferred registration costs...............................    (57,167)
                                                              ---------
    Net cash provided by financing activities...............        870
                                                              ---------
    Net change in cash......................................         --

CASH, beginning of period...................................         --
                                                              ---------

CASH, end of period.........................................  $      --
                                                              =========

NONCASH OPERATING AND FINANCING ACTIVITIES:
  Accrued/deferred registration costs.......................  $ 200,620
                                                              =========


         The accompanying notes are an integral part of this statement.

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

                         NOTES TO FINANCIAL STATEMENTS


                               DECEMBER 31, 2000


1.  ORGANIZATION AND OPERATIONS

    Unity Emerging Technology Venture One Ltd. (the "Company") was incorporated in the State of Delaware on March 17, 2000, for the purpose of raising capital which is to be used to effect a business combination (the "Business Combination"). The Company is currently in the development stage. All activity of the Company to date relates to its formation and proposed fund raising.

    The Company's ability to commence operations is contingent upon obtaining financing through a public offering (the "Proposed Offering") of the Company's Common Stock. Note 2 discusses the details of the Proposed Offering.


    The Proposed Offering can be considered a "blind pool." Blind pool offerings are inherently characterized by an absence of substantive disclosures relating to the use of the net proceeds of the offering. Consequently, although substantially all of the proceeds of the Proposed Offering are intended to be utilized to effect a Business Combination, the proceeds are not specifically designated for this purpose. Upon completion of this Proposed Offering, in excess of 90% of the net proceeds, after payment of underwriting discounts and commissions and the underwriters' nonaccountable expense allowance, will be held in an interest-bearing trust account ("Trust Account") until the earlier of
(1) the consummation of a Business Combination or (2) the liquidation of the Company in the event that the Company does not effect a Business Combination within 24 months from the consummation of the offering. Notwithstanding the foregoing, if the Company enters into a letter of intent, an agreement in principle or a definitive agreement to effectuate a Business Combination prior to the expiration of such 24-month period, the Company's Certificate of Incorporation provides that the Company will be afforded up to an additional six months following the expiration of the initial 24-month period to consummate such Business Transaction. Moreover, since the Company has not yet identified an acquisition target (the "Target"), investors in the Proposed Offering will have virtually no substantive information available for advance consideration of any specified Business Combination.


    The Proposed Offering is not being conducted in accordance with Rule 419, which was adopted by the Securities and Exchange Commission (the "Commission") to strengthen the regulation of securities offered by "blank check" companies. A blank check company is defined as (a) a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company and (b) a company which issues securities that, among other things, (i) are not quoted in the Nasdaq system or (ii) in the case of a company which has been in continuous operation for less than three years, has net tangible assets of less than $5,000,000. Although the Company is a "blank check" company, it does not believe that Rule 419 will be applicable to it in view of the fact that upon its receipt of the net proceeds of this offering, the Company's net tangible assets will exceed $5,000,000. Accordingly, investors in this offering will not receive the substantive protection provided by Rule 419. Additionally, there can be no assurances that the United States Congress will not enact legislation which will prohibit or restrict the sale of securities of "blank check" companies.

    As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 2000


1.  ORGANIZATION AND OPERATIONS (CONTINUED)
    The Company will not effect a Business Combination unless the fair market value of the Target, as determined by the Board of Directors of the Company in its sole discretion, based upon valuation standards generally accepted by the financial community including, among others, book value, cash flow, and both actual and potential earnings, is at least equal to 80% of the net assets (assets less liabilities) of the Company at the time of such acquisition.

    Upon the completion of the Proposed Offering, the Company will not satisfy the criteria for qualifying its securities in the Nasdaq system. The Company's securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a NASD sponsored and operated inter-dealer automated quotation system for equity securities not included in The Nasdaq Stock Market, as well as in the NQB Pink Sheets published by National Quotation Bureau Incorporated. The OTC Bulletin Board was introduced as an alternative to "pink sheet" trading of over-the-counter securities. Although the Company believes that the OTC Bulletin Board has been recognized by the brokerage community as an acceptable alternative to the NQB Pink Sheets, there can be no assurance that the liquidity and prices of the Units in the secondary market will not be adversely affected.

    Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. As discussed previously, if the Company is unable to effect a Business Combination within 24 months of the consummation of the Proposed Offering, excluding a possible six month extension, the Company's Certificate of Incorporation provides for the Company's liquidation unless the Company determines to seek stockholder approval to continue the Company's existence. If the Company were to expend all of the net proceeds of the Proposed Offering not held in the Trust Account prior to liquidation, but recognizing that such net proceeds could become subject to the claims of creditors of the Company which could be prior to the claims of stockholders of the Company, it is possible that the Company's liquidation value may be less than the amount in the Trust Account, inclusive of any net interest income thereon.

    Moreover, all of the Company's present stockholders have agreed to waive their respective rights to participate in any such liquidation distribution on shares owned prior to the Proposed Offering.

    If the Company is unable to acquire control of an operating business or businesses, it may be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Act"). The Company is unable to predict what effect registration under such Act would have, but it believes that its ability to pursue its current business plan could be adversely affected as a result. The most significant difference with respect to financial statement presentation and disclosure requirements for companies registered under the Act would require the investments held by the Company to be adjusted to market value at the balance sheet date. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Act.

2.  PROPOSED PUBLIC OFFERING OF SECURITIES

    The Proposed Offering calls for the Company to offer for public sale up to 1,250,000 units (the "Units") at a price of $6.00 per Unit. Each Unit consists of one share of the Company's Common

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 2000


2.  PROPOSED PUBLIC OFFERING OF SECURITIES (CONTINUED)
Stock, $.0001 par value, and one Class A Redeemable Warrant. Each Class A Redeemable Warrant entitles the holder to purchase from the Company one share of Common Stock and one Class B Redeemable Warrant at an exercise price of $5.25, subject to adjustment, commencing on the later of (i) the consummation of a Business Combination, or (ii) one year from the effective date of the Proposed Offering and ending six years after the effective date of the Proposed Offering (the "Effective Date"). Each Class B Redeemable Warrant, when issued, will entitle the holder to purchase from the Company one share of Common Stock and one Class C Redeemable Warrant at an exercise price of $7.50, subject to adjustment. Each Class C Redeemable Warrant, when issued, will entitle the holder to purchase from the Company one share of Common Stock at an exercise price of $9.75, subject to adjustment. The Class A Redeemable Warrants, Class B Redeemable Warrants and Class C Redeemable Warrants will be redeemable at the option of the Company, with the consent of the representative of the underwriters of the Proposed Offering (the "Representative"), each as a class, in whole or not in part, upon 30 days' notice at any time after the Redeemable Warrants become exercisable, only in the event that the last sale price of the Common Stock is at least $8.50 per share with respect to the Class A Redeemable Warrants, $10.50 per share with respect to the Class B Redeemable Warrants and $12.00 per share with respect to the Class C Redeemable Warrants for 20 consecutive trading days ending on the third business day prior to notice of redemption, at a price of $.05 per Class A Redeemable Warrant, Class B Redeemable Warrant or Class C Redeemable Warrant. The securities comprising the Units will not be separately transferable until 90 days after the date of the Company's Prospectus unless the Representative informs the Company of its decision to allow separate trading, but in no event will the Representative allow separate trading of the securities comprising the Units until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Proposed Offering.

    The Company has granted the underwriters an option, exercisable within 45 business days from the Effective Date, to purchase up to 187,500 additional Units at $6.00 per Unit. This option is solely for the purpose of covering overallotments.

    In connection with the Proposed Offering, the Company will sell to the Representative and its designees, for nominal consideration, an option (the "Unit Purchase Option") to purchase up to 125,000 Units. The Unit Purchase Option is exercisable initially at $6.60 per Unit commencing on the later of the completion of a Business Combination with a target business or one year from the Effective Date and expiring five years from the Effective Date.

    The Company has granted its executive officers and directors 150,000
Class A Warrants (the "Directors' Warrants") in consideration of future services to be rendered on behalf of the Company. The Directors' Warrants are not exercisable until the consummation by the Company of a Business Combination and are not redeemable by the Company. The Company did not recognize any expense with regards to these warrants as the value was deemed to be immaterial.

    All of the Company's present stockholders have agreed to vote their respective shares of Common Stock in accordance with the vote of the majority of all nonaffiliated future stockholders of the Company with respect to a Business Combination.

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 2000


2.  PROPOSED PUBLIC OFFERING OF SECURITIES (CONTINUED)
    In addition, the Common Stock owned by all of the executive officers and directors of the Company, their affiliates and by all persons owning 5% or more of the currently outstanding shares of Common Stock has been placed in escrow until the earlier of (i) the occurrence of a Business Combination, or (ii) the Liquidation Date. During the escrow period, such stockholders will not be able to sell or otherwise transfer their respective shares of Common Stock, but retain all other rights as stockholders of the Company, including, without limitation, the right to vote such shares of Common Stock.

    If the Company effects a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of public shares at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of public shares.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET INCOME (LOSS) PER COMMON SHARE

    The Company computes net income (loss) per common share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB No. 98"). Under the provisions of SFAS No. 128 and SAB No. 98, basic net income (loss) per common share ("Basic EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted net income (loss) per common share ("Diluted EPS") is computed by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents then outstanding. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations.


    Diluted EPS for the period from March 17, 2000 (date of inception) through December 31, 2000 does not include the impact of warrants then outstanding, as the effect of their inclusion would be antidilutive.


STOCK-BASED COMPENSATION

    The Company accounts for stock-based compensation under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and elected to continue the accounting set forth in APB No. 25, "Accounting for Stock Issued to Employees," and to provide the necessary pro forma disclosures as if the fair value method has been applied. No pro forma disclosures have been made as

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 2000


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the Company has not issued any stock options and the pro forma of all warrants granted was deemed to be immaterial under the Black-Scholes Valuation Model.

    The Company accounts for nonemployee stock-based awards in which goods or services are the consideration received for the equity instruments issued based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more readily determinable.

4.  CAPITAL STOCK

    The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock. The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than as described in the Proposed Offering; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders participating in the Proposed Offering will occur.

    The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 5,000 shares of "blank check" preferred stock (the "Preferred Stock") with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. There are no shares of preferred stock issued or outstanding.

    In September 2000, the Company's Board of Directors approved a 0.735294-for-1 reverse common stock split. All amounts included in the attached financial statements and footnotes have been retroactively restated.

5.  RELATED PARTY TRANSACTIONS


    The Chairman of the Board of Directors and the President of the Company are the principal shareholders, officers and directors of Unity Venture Capital Associates Ltd. ("Unity") which owns shares in the Company. Beginning with the effective date of the Proposed Offering, the Company will be obligated to pay Unity a monthly fee of $5,000 for general and administrative services, including the use of office space in premises occupied by Unity. Through December 31, 2000, Unity advanced the Company $57,962 which will be repaid from the proceeds of the Proposed Offering.



    At December 31, 2000, a member of the Company's legal counsel owned 4,964 shares of the Company's Common Stock and whose firm has charged the Company $150,000 for legal services.


6.  STOCK OPTION PLAN

    On March 17, 2000, the Company's Board of Directors approved a stock option plan (the "Plan"). The Plan, which is subject to shareholder approval, provides for issuance of up to 255,000 options (the "Options") to acquire shares of the Company's Common Stock.

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 2000


6.  STOCK OPTION PLAN (CONTINUED)
    The Options are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options"). The Options may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company, or, in the case of Nonstatutory Stock Options, are key employees (including officers) and nonemployee directors of the Company, except that Nonstatutory Stock Options may not be granted to a holder of more than 10% of the total voting power of the Company.

    The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant or, in the case of Incentive Stock Options granted to the holder of 10% or more of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of grant. The exercise price of all Nonstatutory Stock Options granted under the Plan shall be determined by the Board of Directors of the Company at the time of grant. The maximum exercise period for which the Options may be granted is ten years from the date of grant (five years in the case of Incentive Stock Options granted to an individual owning more than 10% of the Company's Common Stock). The aggregate fair market value (determined at the date of the option grant) of such shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

7.  INCOME TAXES

    Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

8.  CONTINGENCY

    The Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Representative an expense allowance on a nonaccountable basis equal to 3% of the gross proceeds derived from the sale of the Units underwritten (including the sale of any Units subject to the underwriters' overallotment option).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.

                                1,250,000 UNITS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                           GBI CAPITAL PARTNERS INC.
                              GKN SECURITIES CORP.

                                          , 2001

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information or to make any representations different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of units means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is not authorized or is unlawful.


    Until       , 2001, all dealers selling these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth various expenses, other than underwriting discounts, which will be incurred in connection with the offering. Other than the SEC registration fee, NASD filing fee and the non-accountable expense allowance of GBI Capital Partners Inc., amounts set forth below are estimates:


SEC registration fee........................................  $ 12,667
NASD filing fee and counsel fees............................    10,298
Nonaccountable expense allowance*...........................   225,000
Blue sky fees and expenses..................................    25,000
Printing and engraving expenses.............................    55,000
Legal fees and expenses.....................................   150,000
Accounting fees and expenses................................    35,000
Transfer and Warrant Agent fees.............................     1,500
Miscellaneous expenses......................................       535
                                                              --------
                                                              $515,000
                                                              ========


------------------------

*   Assumes no exercise of the underwriters' over-allotment option.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article SEVENTH of the Certificate of Incorporation of Unity Emerging Technology Venture One Ltd. ("Registrant") provides with respect to the indemnification of directors and officers that Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant Registrant the power to indemnify. Article SEVENTH of the Certificate of Incorporation of Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware General Corporation Law, as amended from time to time.

    Reference is made to Section 5 of the Underwriting Agreement, which provides for indemnification of the officers and directors of Registrant under certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    The following sets forth information relating to all securities of Registrant sold by it since March 17, 2000, the date of Registrant's inception. All of such shares of common stock were purchased on March 20, 2000 at a price of $.0001 per share and gives effect to an approximately 0.74-for-one reverse split of common stock effectuated on October 17, 2000.

NAME                                                       NUMBER OF SHARES
----                                                       ----------------
Lawrence Burstein........................................      126,563
Unity Venture Capital Associates Ltd.....................       55,148
Jerome Baron.............................................        9,927
Murdock & Company........................................       24,817
Cricket Services Ltd.....................................       32,262
Richard Kress & Cheryl Kress JTWROS......................        3,721
Stephen Verchick.........................................       26,839
Richard Braver...........................................        3,721
Dan Brecher IRA/RO.......................................        8,684
Barry Ridings............................................        4,964
Carl L. Norton...........................................        7,445
Financiera & Inversionista Xana..........................        9,927
Ian Barnett..............................................        3,721
Henry Rothman............................................        4,964
Donald Rabinovitch.......................................        4,339
David Vozick.............................................        4,339
Tarzana Associates.......................................        2,942
Jonathan Rothchild.......................................        1,236
Equity Interest Inc......................................        1,236
Domaco Venture Capital Fund..............................        1,236
KGM Associates...........................................        4,177
Sagres Group Ltd.........................................        4,964
Cowen & Company--Custodian for Stanley Hollander IRA.....       24,817
Ronald Koenig............................................       24,817
Heptagon Investments Ltd.................................       62,041
Jay Haft.................................................        8,684
Ira Roxland..............................................        4,964
Steven Millner...........................................       12,409
Norman Leben.............................................       12,409
Heptagon Capital Management, Inc.........................        1,236
Michael Karfunkel........................................       26,471
George Karfunkel.........................................       26,471
                                                               -------
  TOTAL..................................................      551,491
                                                               =======

    On March 20, 2000, we issued Class A warrants to purchase 200,000 shares of common stock to the affiliates named below in consideration for future services to be rendered by such persons on our behalf. As of September 30, 2000, such warrants were cancelled and Class A warrants to purchase 150,000 shares of common stock were issued to such affiliates in the following amounts after giving effect to the reverse split of common stock as described above:

                                                          NUMBER OF SHARES OF
                                                        COMMON STOCK UNDERLYING
NAME                                                       CLASS A WARRANTS
----                                                    -----------------------
John Cattier..........................................           44,375
Norman Leben..........................................           44,375
Lawrence Burstein.....................................           44,375
Barry Ridings.........................................           16,875

    Exemption from registration under the Securities Act of 1933, as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:


             1.1            Form of Underwriting Agreement between Registrant and the
                              Underwriters*
             3.1            Certificate of Incorporation of Registrant*
             3.2            By-laws of Registrant*
             3.3            Amendment of Certificate of Incorporation of Registrant*
             4.1            Form of certificate evidencing shares of common stock*
             4.2            Form of certificate evidencing Class A warrants*
             4.3            Form of certificate evidencing Class B warrants*
             4.4            Form of certificate evidencing Class C warrants*
             4.5            Form of Unit Purchase Option between Registrant and GBI
                              Capital Partners Inc.*
             4.6            Form of Warrant Agreement between Registrant and American
                              Stock Transfer & Trust Company, as warrant agent*
             4.7            Form of certificate evidencing Units*
             5.1            Opinion of Sonnenschein Nath & Rosenthal*
            10.1            2000 Stock Option Plan*
            10.2            Form of Trust Agreement by and between Registrant and
                              Bankers Trust Company
            10.3            Forms of Insider's Letters*
            10.4            Form of Escrow Agreement by and among Registrant, Lawrence
                              Burstein, John Cattier, Cricket Services, Ltd., Barry
                              Ridings, Norman Leben, Unity Venture Capital
                              Associates Ltd. ("Unity") and American Stock Transfer &
                              Trust Company*
            10.5            General and Administrative Services Agreement, dated as of
                              March 20, 2000, by and between Registrant and Unity*
            10.6            Form of Officer/Director Security Purchase Agreement with
                              the Representative of the Underwriters
            23.1            Consent of Arthur Andersen LLP
            23.2            Consent of Sonnenschein Nath & Rosenthal (included in
                              Exhibit 5.1)*
            24.1            Power of Attorney (included on the signature page of
                              Part II of this Registration Statement)*
            27.1            Financial Data Schedule


------------------------

*   Previously filed with this Registration Statement.

    (b) Financial Statement Schedules.

    Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17.  UNDERTAKINGS

    Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (6) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of February, 2001.



                                                       UNITY EMERGING TECHNOLOGY
                                                       VENTURE ONE LTD.

                                                       By:  /s/ LAWRENCE BURSTEIN
                                                            -----------------------------------------
                                                            Lawrence Burstein, PRESIDENT


                            ------------------------

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                /s/ LAWRENCE BURSTEIN                  President, Director,
     -------------------------------------------         Principal Executive         February 6, 2001
                  Lawrence Burstein                      Officer

                          *                            Secretary, Director,
     -------------------------------------------         Principal Financial and     February 6, 2001
                    Norman Leben                         Accounting Officer

                          *
     -------------------------------------------       Director                      February 6, 2001
                    John Cattier

     -------------------------------------------       Director
                    Barry Ridings


------------------------

*Lawrence Burstein, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

                                                                      /s/ LAWRENCE BURSTEIN
                                                            -----------------------------------------
                                                                        Lawrence Burstein


February 6, 2001